Exhibit 10.5

AMENDMENT AND WAIVER AGREEMENT

This Amendment and Waiver Agreement (the "Agreement"), dated as of July 28, 2003, is by and among Datatec Systems, Inc., a Delaware corporation (the "Company"), and Palladin Partners I, L.P., Palladin Multi-Strategy Partners, L.P., DeAM Convertible Arbitrage Fund, Ltd., Palladin Overseas Fund, Ltd., Palladin Opportunity Fund, LLC and Palladin Overseas Multi-Strategy Fund, Ltd. (each an "Investor" and collectively, the "Investors"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in that certain Note Purchase Agreement dated as of July 3, 2003 by and among the Company and each of the Investors (the "Purchase Agreement").

W I T N E S S E T H

WHEREAS, the Company and each of the Investors is a party to the Purchase Agreement; and

WHEREAS, in connection with the Purchase Agreement, the Company has issued to each Investor a Subordinated Secured Convertible Note dated as of July 3, 2003 (each a "Note" and collectively, the "Notes"); and

WHEREAS, pursuant to Section 6.14 of the Purchase Agreement, the Investors presently hold a right of first refusal on the sale of any Capital Shares Equivalents to Persons other than the Investors (the "Right of First Refusal"); and

WHEREAS, pursuant to Section 7 of the Notes, if the Company presently sells any shares of its Common Stock or any Convertible Securities (as such term is defined in the Notes) at a Per Share Selling Price (as such term is defined in the Notes) lower than the Optional Conversion Price, then the Optional Conversion Price applicable to any subsequent conversions of the Note shall be adjusted downward to equal such lower Per Share Selling Price (the "Right for an Anti-Dilution Adjustment"); and

WHEREAS, the Company desires to issue and sell an aggregate of up to three million four hundred ninety thousand dollars ($3,490,000) of Common Stock and warrants (the "Financing") pursuant to a certain Confidential Private Placement Memorandum, dated June 6, 2003, as supplemented on July 15, 2003 and July 28, 2003 (the "Memorandum," attached hereto as Exhibit A); and

WHEREAS, the Investors desire to waive their Right of First Refusal and Right for an Anti-Dilution Adjustment in exchange for the receipt of warrants to purchase an aggregate of 700,000 shares of Common Stock and an amendment to the Maturity Date (as such term is defined in the Notes) and repayment schedule of the Note.

NOW THEREFORE, the parties hereto, each intending to be legally bound, and in consideration of the mutual covenants and acts set forth herein, agree as follows:

1. Each of the Investors hereby agrees to waive its Right of First Refusal and its Right for an Anti-Dilution Adjustment on a one-time basis for the Financing only (the "Waiver").

2. In consideration for the Waiver, the Company hereby agrees to issue four-year warrants to the Investors to purchase an aggregate of 700,000 shares of Common Stock at an exercise price per share equal to the price per share of the Common Stock sold pursuant to the Memorandum (the "Waiver Warrants"). A form of the Waiver Warrants is attached hereto as Exhibit B.

3. The Company and each of the Investors hereby agree to amend the Maturity Date of the Note from October 3, 2004 to April 3, 2005 and to amend the amount of each Monthly Payment (as such term is defined in the Notes) to such amount as would be required to repay the principal amount of each Note in sixteen (16) equal payments instead of ten (10) equal payments.

4. This Agreement will be null and void in the event (i) the terms of the Financing are not identical to those set forth in the Memorandum, or (ii) the Financing exceeds three million four hundred ninety thousand dollars ($3,490,000).

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

Datatec Systems, Inc.

By: /s/ Mark J. Hirschhorn
Name: Mark J. Hirschhorn
Title: CFO

INVESTORS:

Palladin Partners I, L.P.

By: /s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel

Palladin Multi-Strategy Partners, L.P.

By: /s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel

DeAM Convertible Arbitrage Fund, Ltd.

By: /s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel

Palladin Overseas Fund, Ltd.

By: /s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel

Palladin Opportunity Fund, LLC

By: /s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel

Palladin Overseas Multi-Strategy Fund, Ltd.

By: /s/ Maurice Hryshko
Name: Maurice Hryshko
Title: Counsel

Exhibit A

[INTENTIONALLY OMITTED]

Exhibit B

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGULATION S OF THE SECURITIES ACT, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

STOCK PURCHASE WARRANT

To Purchase up to [     ] Shares of Common Stock of

Datatec Systems, Inc.

THIS CERTIFIES that, for value received, [                       ] or its successors and permitted assigns (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after July [ ], 2003 (the "Issue Date") and on or prior to the close of business on July [ ], 2007 (the "Termination Date"), but not thereafter, to subscribe for and purchase from Datatec Systems, Inc., a Delaware corporation (the "Company"), up to [     ] shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $[    ]. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in that certain Note Purchase Agreement dated July 3, 2003, between the Company and the Investors named therein (the "Purchase Agreement") or in the Notes. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Purchase Agreement, the Purchase Agreement shall control.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

  3. Exercise of Warrant.

  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Issue Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) and (except in the case of a "Cashless Exercise", as described below) upon payment of the Exercise Price for the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. During any such time beginning on the two-year anniversary of the Issue Date, if a registration statement with respect to the resale of the Warrant Shares is not in effect or is not available to the Holder for the resale of Warrant Shares, this Warrant may also be exercised in whole or in part by means of a "Cashless Exercise" by tendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, in which event the Company shall issue to the Holder a number of shares of Common Stock determined in accordance with the following formula:

  X = Y x (A-B)/A

  where: X = the number of Warrant Shares to be issued to the Holder;

  Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

  A = the Market Price on the Exercise Date;

  B = the Exercise Price.

  For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date. Certificates for Warrant Shares issuable hereunder shall be delivered to the Holder hereof within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid (the "Delivery Date"). To the extent the Holder has not received certificates representing the number of Warrant Shares specified in the applicable Notice of Exercise Form on or before the Delivery Date therefor (an "Exercise Default"), the Holder shall have (i) the right to receive from the Company an amount equal to (A) the aggregate amount paid by or for the account of the Holder for shares of Common Stock purchased by the Holder in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon such exercise, minus (B) the aggregate Exercise Price for such Warrant Shares, or (ii) the right to require the Company to reinstate the Warrant and deem the exercise resulting in such Exercise Default rescinded, null and void. This Warrant shall be deemed to have been exercised and the Warrant Shares issuable thereunder shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Notice of Exercise Form has been delivered to the Company, the Holder has paid the Exercise Price to the Company (except in the case of a "cashless exercise", as described above) and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

  4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

  5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

  6. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

  7. Transfer, Division and Combination.

  (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer; provided, however, that, without the consent of the Company, the initial Holder of this Warrant may not sell or otherwise transfer this Warrant to a third party who is not an affiliate of such holder, unless there exists at such time an Event of Default under the Notes or a default under this Warrant. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

  8. No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

  9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall include the posting of a bond only if required by the Company's transfer agent and if the Holder is not the purchaser of this Warrant under the Purchase Agreement or an affiliate of such purchaser), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

  10. Business Day. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

  11. Adjustments of Exercise Price and Number of Warrant Shares.

  (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the Holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

  (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume in writing or by operation of law the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

  (c) Rights of Holders Upon Dilutive Issuances.

  (i) Required Adjustments. Subject to the exclusions contained in Section 11(c)(iv) below, if the Company issues or sells any Common Stock in a capital raising transaction for a Per Share Selling Price (as defined below) less than the applicable Exercise Price in effect immediately prior to the time of such issue or sale (a "Dilutive Issuance"), then forthwith upon such Dilutive Issuance, the Exercise Price shall be reduced to the Weighted Average Exercise Price (as defined below). The "Weighted Average Exercise Price" shall be determined by the following formula:

EP1 = EP *	N + C
N + AS

  where:

  EP1 = the Weighted Average Exercise Price;

  EP = the former Exercise Price;

  N = the number of shares of Common Stock outstanding immediately prior to such issuance (or deemed issuance) assuming exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock;

  C = the number of shares of Common Stock that the aggregate consideration received or deemed to be received by the Company for the total number of additional securities so issued or deemed to be issued in the Dilutive Issuance would purchase if the Per Share Selling Price were equal to the Exercise Price;

  AS = the number of shares of Common Stock so issued or deemed to be issued in the Dilutive Issuance.

  Notwithstanding the foregoing, the exercise of Stock Purchase Rights (as defined below) or conversion of Convertible Securities (as defined below) shall not be deemed a Dilutive Issuance. The Company shall give to the Investors written notice of any such Dilutive Issuance within twenty four (24) hours of the closing thereof.

  (ii) Definitions. For the purposes of this Section 11(c), the term "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee in excess of 6% is paid by the Company in connection with such transaction, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale in a capital raising transaction of shares of Common Stock shall include the sale or issuance of Stock Purchase Rights, Convertible Securities or any other rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the excess fee amount, if any, as provided above). In case of any such security issued in a "Variable Rate Transaction" or "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, each over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair market value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investors. "Variable Rate Transaction" means a transaction in which the Company issues or sells (A) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (1) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or (B) any securities of the Company issued or issuable pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act. "MFN Transaction" means a transaction in which the Company issues or sells any equity securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the "New Investor") the right to receive additional shares based upon future equity raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering. "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock. "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities. Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

  (iii) Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to Section 11(c)(i), the Company shall deliver to the Investors within three (3) business days of the closing of the transaction giving rise to the adjustment (the "Delivery Date") written confirmation reflecting the adjusted Exercise Price.

  (iv) Exclusions. Section 11(c) shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof pursuant to the terms of such securities, options or warrants on the date hereof; (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any option plan in existence on the date hereof or a subsequently adopted and stockholder-approved employee option or similar plan; or (iii) sales of Common Stock of the Company or securities convertible into Common Stock pursuant to the Confidential Private Placement Memorandum dated June 6, 2003 of the Company, or any amendments or supplements thereto.

  (v) Readjustment of Exercise Price. In the event of any change in (i) the consideration, if any, payable upon exercise of any Stock Purchase Rights or upon the conversion or exchange of any Convertible Securities or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the applicable Exercise Price as computed upon the original issue thereof shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the applicable Exercise Price then in effect shall forthwith be increased to the Exercise Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection shall require any adjustment to the amount paid or number of shares of Common Stock received by the Holder upon any exercise of this Warrant prior to the date upon which such readjustment to the Exercise Price shall occur.

  (d) Nominal Adjustment. The Company shall not be required to make an adjustment in the Exercise Price under this Section 11 if such adjustment is less than $0.01 per share of Common Stock. However, the Company shall be required to carry forward on its books all adjustments that would have been made but for this Section 11(d) and shall take such adjustment into account when making subsequent adjustments under this Section 11. All calculations under this Section 11 shall be made to the nearest cent.

  12. Voluntary Adjustment by the Company. The Company may, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

  13. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and Other Property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and Other Property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

  14. Notice of Corporate Action. If at any time:

  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or

  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

  then, in any one or more of such cases, the Company shall give to the Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, (y) the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (z) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or Other Property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 16(d).

  15. Authorized Shares.

  (a) The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise in full of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

  (b) The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (ii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

  (c) Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

  (d) Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

  16. Additional Exercise Restrictions. In no event shall any holder be entitled to exercise this Warrant for shares of Common Stock in excess of that number of shares of Common Stock that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its "affiliates" (as defined in Rule 405 under the Securities Act) to exceed 4.99% of the outstanding shares of the Common Stock of the Company following such exercise. For purposes of this Section 16, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination is being made, but shall exclude the number of shares of Common Stock that would be issuable upon (i) exercise of any remaining, unexercised portion of this Warrant and (ii) exercise or conversion of the unexercised or unconverted portion of any other Securities (including, without limitation, any warrants or convertible preferred stock or convertible Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 16, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 16, in determining the number of outstanding shares of Common Stock a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall immediately confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to exercises of portions of the Warrant by such Holder since the date as of which such number of outstanding shares of Common Stock was reported. To the extent that the limitation contained in this Section 16 applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by a Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination that the Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation or right to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise the Warrant at such time as such exercise will not violate the provisions of this Section 16. The Holder may waive the provisions of this Section 16 as to itself (and solely as to itself) upon a change of control of the Company, and the provisions of this Section 16 shall continue to apply until such change of control of the Company (or such later date as may be specified in such notice of waiver). No exercise in violation of this Section 16, but otherwise in accordance with this Warrant, shall affect the status of the Common Stock issued upon such exercise as validly issued, fully paid and nonassessable.

  17. Miscellaneous.

      Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract and be governed under the laws of New York without regard to its conflict of law principles or rules, and be subject to venue pursuant to the terms set forth in the Purchase Agreement.
      Restrictions. The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
      Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorney' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder, (but only to the extent the Holder prevails in enforcing such rights).
      Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
      Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
      Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
      Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.
      Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from the Holder's bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.
      Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
      Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
      Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be executed by its officer thereunto duly authorized.

Dated: July [ ], 2003

DATATEC SYSTEMS, INC.

By:

Name:

Title:

NOTICE OF EXERCISE

To: [Transfer Agent]

(1) The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock") of Datatec Systems, Inc. pursuant to the terms of the attached Warrant, and (except in the case of a Cashless Exercise, if so designated below) tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_______________________________

(Name)

_______________________________

(Address)

_______________________________

Dated: , _____

Signature

____ Check here if the Warrant is being exercised pursuant to a Cashless Exercise

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

_______________________________________________________________

Dated: ______________, _______

Holder's Signature: _____________________________

Holder's Address: _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.